EXHIBIT 10.31

                               BOLLORE TECHNOLOGIES S.A.
                               3750 Avenue Jules Panchot
                                    66004 PERPIGNAN
                                         France



                           North Atlantic Operating Company, Inc.
                           257 Park Avenue South
                           7th floor
                           NEW YORK
                           NY 10010



                                                                October 22, 1997


Gentlemen,

         Reference is made to the three Amended and Restated Distribution and License Agreements (collectively, the "Distribution Agreements") each dated as of November 30, 1992 between us relating to the distribution of Zig Zag cigarette paper booklets in the United States (the "U.S. Agreement"), in Canada (the "Canadian Agreement") and in Hong Kong and certain other territories (the "Asian Agreement"), as amended by a Restated Amendment dated June 25, 1997 (the "Restated Amendment"). This will confirm our agreement to amend the Distribution Agreements as of January 1, 1998 as follows:

1. The paragraph beneath the caption "INITIAL PRICE FOR ALL PRODUCTS" set forth on Schedule A to the U.S. Agreement and on Schedule A to the Asian Agreement (as set forth in Section 10 of the Restated Amendment) shall be deleted in its entirety and the following shall be inserted in lieu thereof:

         "[**] (subject to the [**] referred to in (ii) below); provided, that for purposes of the foregoing calculations (and the [**] referred to in (ii) below), if any booklets are shipped in one calendar year but are paid for in the next subsequent calendar year, then such booklets shall be deemed to have been both shipped and paid for in such subsequent calendar year: provided, further, that for purposes of the foregoing calculations (and the [**] referred to in (ii) below), if any booklets are paid for in one calendar year but are shipped in the next subsequent calendar year, then such booklets shall be deemed to have been both shipped and paid for in such subsequent calendar year. Notwithstanding the foregoing, (i) [**] and for each calendar year thereafter, [**] of the total number of booklets shipped and paid for in the immediately preceding calendar year and (b) the Base Amount. For example, if during a calendar year, [**] the Distributor would be entitled to receive the [**] for the next subsequent calendar year for [**] shipped and paid for within such next subsequent calendar year in excess of the Base Amount. This calculation is based on determining [**]."

2. The paragraph beneath the caption "INITIAL PRICE FOR ALL PRODUCTS" set forth on SCHEDULE A to the Canadian Agreement (as set forth in Section 11 of the Restated Amendment) shall be deleted in its entirety and the following shall be inserted in lieu thereof:

         "[**] (subject to the [**] referred to in (ii) below); provided, that for purposes of the foregoing calculations (and the [**] referred to in (ii) below), if any booklets are shipped in one calendar year but are paid for in the next subsequent calendar year, then such booklets shall be deemed to have been both shipped and paid for in one calendar year; provided, further, that for purposes of the foregoing calculations (and the [**] referred to in (ii) below), if any booklets are paid for in one calendar year but are shipped in the next subsequent calendar year, then such booklets shall be deemed to have been both shipped and paid for in such subsequent calendar year. Notwithstanding the foregoing (i) [**] and for each calendar year thereafter, [**] of the total number of booklets shipped and paid for in the immediately preceding calendar year and (b) the Base Amount. For example, if during a calendar year, [**] the Distributor would be entitled to receive the [**] for the next subsequent calendar year for [**] shipped and paid for within such next subsequent calendar year in excess of the Base Amount. This calculation is based on determining [**]."

3. Notwithstanding the above amendments, the parties acknowledge that the price for all booklets shipped in 1997 (regardless of when paid) shall be calculated



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

         based on the terms of the Distribution Agreements in effect prior to this amendment.

4. Each of us represents and warrants to the other that this amendment has been duly authorized by all necessary corporate action and that any consents required by either party in connection with this amendment have been obtained by such party.

5. Except as modified by this amendment, the terms and provisions of each of the Distribution Agreements shall remain in full force and effect.

         If the foregoing accurately reflects our understanding, please countersign where indicated below.

                                               Very truly yours,

                                               BOLLORE TECHNOLOGIES S.A.



                                               By:     /s/ VINCENT BOLLORE
                                                    ----------------------------
                                                    Name:  Vincent BOLLORE
                                                    Title: President Directeur
                                                           General


Agreed:

NORTH ATLANTIC OPERATING COMPANY INC.



By:  /s/ THOMAS F. HELMS, JR.
     ---------------------------------
  Name:  Thomas F. Helms, Jr.
  Title: President and Chief
         Executive Officer



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